PROSPECTUS SUPPLEMENT                       FILED PURSUANT TO RULE NO. 424(b)(3)
(To Prospectus dated October 25, 2004)                REGISTRATION NO. 333-52022




                               [GRAPHICS OMITTED]




                        1,000,000,000 Depositary Receipts
                          Oil Service HOLDRS(SM) Trust

              This Prospectus Supplement reflects a correction of information contained in the prospectus dated October 25, 2004 (the "Prospectus") relating to the sale of up to 1,000,000,000 depositary receipts by the Oil Service HOLDRS(SM) Trust.

              Oil Service HOLDRS are listed on the American Stock Exchange under the symbol "OIH" and not "HHH."

              The third full paragraph on page 1 of the Prospectus should therefore read in its entirety as follows:

              The Oil Service HOLDRS are listed on the American Stock Exchange under the symbol "OIH." On October 20, 2004 the last reported sale price of the Oil Service HOLDRS on the American Stock Exchange was $82.64.



          The date of this Prospectus Supplement is February 7, 2005